SECOND AMENDMENT TO EMPLOYMENT AGREEMENT BETWEEN MARINER ENERGY, INC. AND C. KEN BURGESS

      THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (this "Second Amendment") is made and entered into by and between MARINER ENERGY, INC. (the "Company") and C. Ken Burgess ("Employee").

W  I  T  N  E  S  S  E  T  H  :

     WHEREAS, (i) the Company and Employee entered into that certain Employment Agreement dated effective as of October 5, 1998 (the “Original Employment Agreement”), and (ii) the Original Employment Agreement was amended pursuant to that certain First Amendment to Employment Agreement effective as of October 1, 1999 (the “First Amendment”), by and between the Company and Employee (the Original Employment Agreement as amended by the First Amendment is referred to herein as the “Employment Agreement”); and

     WHEREAS, the Company and Employee desire to further amend the Employment Agreement as hereinafter provided;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

     1.     Paragraph 5 of the Employment Agreement is hereby amended to read in its entirety as follows:

“5.	Salary.

5.1	As compensation for his services rendered to Company hereunder for the period October 5, 1998 — December 31, 1999, Company shall pay to Employee a salary at the rate of $11,250.00 per month.
5.2	As compensation for his services rendered to Company hereunder on and after January 1, 2000, Company shall pay to Employee a salary at the rate of $11,791.66 per month.
5.3	Employee’s salary may be reviewed at such times as may be determined by Company, and Company may at its discretion increase this salary. Employee’s salary shall be paid in two equal monthly installments, payable on the fifteenth and last days of each month (or on the first business day of Company thereafter if any such payment date is not a business day of Company), subject to any and all necessary withholdings and deductions.”

     2.      All references to “this Agreement” contained in the Employment Agreement shall be deemed to be a reference to the Employment Agreement, as amended by this Second Amendment.

     3.      This Second Amendment is made and will be performed under, and shall be governed by and construed in accordance with, the law of the State of Texas.

     4.     Except as amended by this Second Amendment, the Employment Agreement shall remain in full force and effect.

     5.      This Second Amendment may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the Company and Employee have executed this Second Amendment to be effective as of January 1, 2000.

Acknowledged by:	MARINER ENERGY, INC.

By:
W. Hunt Hodge Vice President - Administration	Robert E. Henderson President and Chief Executive Officer

"COMPANY"

C. Ken Burgess

"EMPLOYEE"